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                                                                   Exhibit 23(a)












                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Rail Bearing Service Employee Savings Plan of our report dated February 6, 1997, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                              ERNST & YOUNG LLP




Canton, Ohio
February 4, 1998